UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On March 12, 2008, The Phoenix Companies, Inc. posted the following to its web site:

Annual Meeting

2008 Annual Meeting

The Phoenix Companies, Inc., is pleased to offer online proxy voting for our Annual Meeting of Shareholders, which is scheduled to be held on Friday, May 2, 2008. This year’s Annual Meeting will be particularly important, and regardless of how many shares you own, YOUR vote is important. Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible. Before you vote, you should carefully review the proxy statement and related materials for this year’s meeting. For your convenience, these materials may be viewed by going to the Annual Meeting Materials section of this page.

Please note that Oliver Press Partners, LLC, its principals Augustus Oliver and Clifford Press and certain of their affiliates (collectively, “Oliver Press”) have notified us that they intend to solicit proxies for their own slate of three nominees for election to the Company’s Board of Directors at the Annual Meeting, in opposition to nominees that our Board and Governance Committee have selected.

Our Board of Directors unanimously recommends a vote FOR ALL of the Board’s five nominees by voting on the Internet or by telephone or by returning a BLUE proxy card. Please only vote the BLUE proxy card that you receive from the Company. We urge you not to vote any White proxy card or voting instruction card that you may receive from Oliver Press.

Vote Here – Electronic Proxy Voting

Registered Shareholders: You are a “registered stockholder” if you hold your shares in your own name with our transfer agent, BNY Mellon Shareowner Services.

Have your proxy card available and click this link and follow the instructions provided: http://www.eproxy.com/pnx

Beneficial Shareholders: You are a “beneficial stockholder” if you hold your stock through a broker, bank or other nominee. Beneficial stockholders are also known as “street name” stockholders.

Have your voting instruction form available and click this link and follow the instructions provided: http://www.proxyvote.com

IMPORTANT INFORMATION REGARDING THE SOLICITATION AND

PARTICIPANTS THEREIN

In connection with its 2008 Annual Meeting, The Phoenix Companies, Inc. has filed a definitive proxy statement, BLUE proxy card and other materials with the U.S. Securities and Exchange Commission. The Phoenix Companies, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with our upcoming annual meeting and the notice we received from one of our shareholders. Information regarding the special interests of the directors and executive officers in the proposals that are the subject of the meeting is included in the proxy statement that we have filed. The Phoenix Companies, Inc.’s shareholders are strongly advised to read the proxy statement filed in connection with the annual meeting carefully before making any voting or investment decision, as it contains important information. Shareholders are able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports we file, for free at the web site maintained by the Securities and Exchange Commission at www.sec.gov or at our web site at www.phoenixwm.com, in the Investor Relations section. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC, toll-free at (800) 414-4313. Banks and Brokers may call collect at (203) 658-9400.